                         [LETTERHEAD OF DEUTSCHE BANK]

                                                              Exhibit 99.(b)



The Asia Pacific Fund, Inc.                       October 26, 1993
c/o Prudential Mutual Fund Management             Dept.:  LEX/VG
One Seaport Plaza                                 Ref.:   FIN
New York, New York 10292                          Tel.:   (212) 474-8102


Attention:  Susan Cote
            Senior Vice President


Ladies and Gentlemen:

We hereby confirm to you that Deutsche Bank AG, New York Branch and/or Cayman Islands Branch (the "Bank") is, on an uncommitted and case-by-case basis, prepared to consider from time to time making advances ("Advances") available to the Asia Pacific Fund, Inc. (the "Borrower") up to an aggregate principal amount of Forty-Five Million United States Dollars (US$45,000,000).

Any such Advances will be in the form of Eurodollar loans in minimum amounts of Five Million United States Dollars ($5,000,000) or such larger amounts in multiples of One Million United States Dollars ($1,000,000) with maturities of one, two or three months ("Euro Interest Period"). Advances, if made available, may be drawn down upon two (2) New York Business Days' notice delivered by the Borrower to the Bank by no later than 10:00 a.m. (New York time) on the day such notice is delivered. All Advances must be repaid in United States Dollars. Any Advance may be repaid on a day which is not the last day of a Euro Interest Period, provided that the Borrower (a) provides the Lender with five (5) New York Business Days' notice of such prepayment and (b) pays all related breakage costs, if any, suffered by the Bank in liquidating or otherwise employing deposits acquired to fund such Advances until the stated maturity (a certificate of the Bank as to the amount required to be paid by the Borrower under this provision shall be final and conclusive in the absence of manifest error). Interest will accrue on all outstanding Advances at a rate per annum equal to the sum of the applicable Margin (as defined below) plus the London Inter-Bank Offering Rate as determined by the Bank two (2) London Business Days prior to the first day of the applicable Euro Interest Period.

CONDITIONS PRECEDENT:
--------------------

This letter agreement shall be effective as of the date first written above, but no Advance shall be made available prior to the first date (the "Effective Date") on which the following conditions are fulfilled to the satisfaction of the Bank, and no subsequent Advance shall be made unless all such conditions remain fulfilled to the satisfaction of the Bank:



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                                                              [GRAPHIC]

(a) The Borrower shall have delivered to the Bank a duly executed Eurodollar grid note in the form of Exhibit A attached hereto (the "Eurodollar Grid Note") and the enclosed account documentation. (In order to simplify matters, we have taken the liberty of issuing the Eurodollar Grid Note for the full amount, although your borrowings from us may at times be less. You will therefore observe that the aforementioned Eurodollar Grid Note will be considered by us only for the amount of your actual outstanding obligations toward us.)

(b) On the Effective Date and after giving effect to any Advances made hereunder, there shall exist no Event of Default (as defined below) or any event, act or condition which with the giving of notice or the lapse of time or both would constitute an Event of Default.

(c) On the Effective Date and after giving effect to the effectiveness of this letter agreement, all representations and warranties of the Borrower contained herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made as of such time except as to representations and warranties stated to be correct only as of a date certain.

(d) On the Effective Date and after giving effect to each Advance made hereunder, the aggregate principal amount of Advances outstanding shall not exceed twenty-five percent (25%) of the Borrower's total assets (based on a weekly marked-to-market valuation and excluding Advances made hereunder).

REPRESENTATIONS AND WARRANTIES:
------------------------------

The Borrower represents and warrants to the Bank that:

(a) It is a corporate body, duly organized and validly existing under the laws of the jurisdiction(s) where it is incorporated and where it is admitted to do business, and it is in good standing with all governmental and other authorities which regulate a material aspect of its business.

(b) The Borrower has power to enter into this letter agreement, to borrow Advances hereunder and to perform its obligations hereunder. It has taken all necessary corporate or other action required to authorize the borrowings to be made hereunder and the execution, delivery and performance of this letter agreement and the Eurodollar Grid Note.

(c) The execution, delivery and performance of this letter agreement and the Eurodollar Grid Note will not violate or exceed the powers granted to the Borrower by, or any provision of, (i) any law or regulation in any jurisdiction to which the Borrower is subject, (ii) any order or decree of any governmental agency or court of or in any jurisdiction to which the Borrower is subject,
(iii) the articles of incorporation of the Borrower or (iv) any mortgage, deed, contract or agreement to which it is a party or which is binding upon it or any of its assets and will not cause any mortgage, charge, pledge, lien or other encumbrance to arise over or attach to all or any part of its cash flows or assets nor oblige it to create any such encumbrance.

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                                                              [GRAPHIC]


(d) All consents, licenses, approvals, registrations or authorizations or declarations in any jurisdiction to which the Borrower is subject which are required (i) to enable the Borrower lawfully to enter into and perform its obligations under this letter agreement and under the Eurodollar Grid Note, (ii) to ensure that the obligations of the Borrower hereunder and under the Eurodollar Grid Note are legal, valid, binding and enforceable and (iii) to make this letter agreement admissible in evidence in such jurisdiction have been obtained or made and are in full force and effect.

(e) This letter agreement and the Eurodollar Grid Note constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower and its assets in accordance with their respective terms.

(f) The Borrower has not failed to pay when due any material sum or to perform any material obligation under the provisions of any agreement to which it is a party or by which it may be bound and no event has occurred and is continuing which entitles, or which with the giving of notice or lapse of time or both would entitle, the other party or parties to any such agreement to cancel such agreement.

(g) No litigation or administrative proceedings before or of any court, arbitration tribunal or governmental authority are pending or, to the best knowledge of the Borrower, threatened against it or its assets which might have a material adverse effect on the business, assets or financial condition of the Borrower.

(h) The balance sheet and profit and loss account ("financial statements") of the Borrower for the financial year ended March 31, 1993, copies of which have heretofore been delivered to the Bank, are complete and correct and present fairly the position of the Borrower as of such date and the results of the operations of the Borrower ended on such date, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the financial statements in respect of previous financial years. As of the date of such financial statements there are no material liabilities, direct or indirect, actual or contingent, of the Borrower and there are no material unrealized or anticipated losses from any unfavorable commitments not disclosed by or reserved against in any such financial statements or in the Eurodollar Grid Note thereto, and since that date there has been no material adverse change in the business, assets or financial condition of the Borrower. The information contained in the Borrower's preliminary prospectus dated September 20, 1993 (the "Preliminary Prospectus"), a copy of which has been provided to the Bank, is true and correct in all material respects as of such date.

(i) The Borrower has disclosed to the Bank all information regarding the Borrower's condition, financial or otherwise, failure to provide which would render the Bank's view of such condition inaccurate or misleading in any material respect.

(j) The Borrower has no obligation in respect to any Indebtedness, other than any Indebtedness owing to the Bank.

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                                                              [GRAPHIC]

(k) Save as provided by applicable law regarding bankruptcy, insolvency, liquidation or similar laws of general application, the obligations of the Borrower under this letter agreement and the Eurodollar Grid Note rank and will rank at least pari passu in priority of payment, security and in all other
              ---- -----
respects with all other indebtedness of the Borrower.

(l) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this letter agreement and the Eurodollar Grid Note in any country outside of the United States that it be filed, recorded or enrolled with any governmental authority or agency outside of the United States or that it be stamped with any stamp, registration or similar transaction tax outside of the United States.

(m) The Borrower has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of New York, and the conduct of its business does not require it to qualify to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on the Borrower's business, assets or financial condition.

(n) The Borrower will not, in connection with the accumulation of any assets through the application of the proceeds of any Advances, represent to the other party or parties to the related transaction that the Borrower is acting for the Bank or that the Bank is the source of such proceeds.

(o) The Borrower has no direct or indirect subsidiaries.

AFFIRMATIVE COVENANTS:
---------------------

The Borrower covenants and agrees from the date hereof and until this letter agreement has been terminated and any and all obligations and liabilities together with interest and costs incurred hereunder are paid in full that:

(a) Compliance with Laws etc.: the Borrower shall comply in all material
    -------------------------
respects with all applicable laws, rules regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

(b) Maintenance of Insurance: the Borrower shall maintain insurance with
    ------------------------
responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses.

(c) Preservation of Corporate Existence. etc.: the Borrower shall preserve and
    -----------------------------------------
maintain its corporate existence, rights (charter and statutory) and franchises and shall conduct its business as

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                                                              [GRAPHIC]


currently conducted; provided, however, that the Borrower shall not be required
                     --------  -------
to preserve any right or franchise if the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Borrower or the Bank. In conducting its business, the Borrower shall not deviate in any material respect from the description of such business contained in its then current registration statement, a copy of which will be supplied to the Bank in a timely fashion. The Borrower shall give the Bank notice of any material change in its investment objectives and policies at least ten (10) days prior to such change.

(d) Keeping of Records and Books of Account; Systems: the Borrower shall ensure
    ------------------------------------------------
that books of record and account, including appropriate back-up systems, are kept with respect to itself in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with generally accepted accounting principles consistently applied.

(e) Financial Statements and Accounting Terms: the Borrower shall promptly
    -----------------------------------------
provide the Bank with financial statements on a semi-annual basis within sixty
(60) days from the close of the respective semi-annual fiscal period. In addition, the Borrower shall promptly provide the Bank with financial statements on an annual basis within sixty (60) days from the close of the respective annual fiscal period; such annual financial statements shall be audited by a nationally recognized, independent accountant. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles and all financial statements shall be prepared in accordance with such principles consistently applied. The Borrower will provide the Bank with any other information the Bank may reasonably request from time to time.

(f) Use of Proceeds: the Borrower shall use the proceeds of the Advances for
    ---------------
general corporate purposes, including the clearance of transactions and the acquisition of securities for its portfolio in accordance with the Borrower's investment objectives and policies as set forth in its then current registration statement. No portion of the proceeds of any Advance shall be used in any manner which might cause the making of such Advance or the application of such proceeds to violate or be inconsistent with the provisions of Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as in effect on the date or dates of the making of such Advance and the use of such proceeds.

(g) Minimum Net Asset Value: the Borrower shall at all times maintain a minimum
    -----------------------
net asset value (based on a weekly marked-to-market valuation) of at least One Hundred Million United States Dollars (US$100,000,000).

NEGATIVE COVENANTS:
------------------

So long as the Eurodollar Grid Note shall remain unpaid, the Borrower shall not without the written consent of the Bank:

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                                                              [GRAPHIC]


(a) Negative Pledge: pledge or allow to exist any mortgage, lien or encumbrance
    ---------------
of or upon any of its real properties or assets now owned or hereafter acquired or its capital stock for the purpose of securing any creditors except mortgages, liens or encumbrances in favor of the Bank.

(b) Indebtedness: directly or indirectly create, incur, assume, guaranty or
    ------------
otherwise become or remain liable with respect to any Indebtedness other than the Advances hereunder.

(c) Subsidiaries: directly or indirectly create or acquire any subsidiary or any
    ------------
interest therein.

MANDATORY PREPAYMENTS:
---------------------

Notwithstanding any other provision hereof to the contraly, in the event that the Borrower's total assets (based on a weekly marked-to-market valuation) should decrease at any time to the extent that the aggregate principal amount of Advances outstanding hereunder is in excess of twenty-five percent (25%) of such total assets (not including the amount of such Advances), the Borrower shall prepay Advances hereunder so as to reduce such aggregate principal amount to an amount less than or equal to such twenty-five percent (25%) level within fifteen
(15) days of the date on which such aggregate principal amount first exceeded such twenty-five percent (25%) level. All related breakage costs, if any, suffered by it in liquidating or otherwise employing deposits acquired to fund such loans until the stated maturity, incurred by the Bank as a result of any such reduction will be for the account of the Borrower, and a certificate of the Bank as to the amount required to be paid by the Borrower under this provision shall be final and conclusive in the absence of manifest error.

EVENTS OF DEFAULT; REMEDIES:
---------------------------

Each of the following specified events shall constitute an event of default (each herein referred to as an "Event of Default"):

In the event that: (a) the Borrower shall fail to make full payment of any principal or interest on the date when the same shall become due hereunder (or, with respect to interest, within three (3) New York Business Days thereafter); or (b) any representation, warranty or statement made by the Borrower in this letter agreement or any certificate, statement or opinion delivered or made hereunder or in connection herewith shall be incorrect or inaccurate in any material respect when made or ceases to be correct or accurate in any material respect at any time; or (c) the Borrower shall fail to perform or observe any other material term, covenant or agreement contained in this letter agreement and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Bank; or (d) the Borrower shall be in default in any material respect under the terms of any Indebtedness and any applicable grace period shall have expired; or (e) the Borrower shall become insolvent or bankrupt or institute or be the subject of proceedings with respect to its insolvency or bankruptcy in any jurisdiction; or
(f) there shall be entered against the Borrower any final and non-appealable judgment is entered against the Borrower which remains unpaid within thirty (30) days of the date of such judgment;

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                                                              [GRAPHIC]


or (g) Prudential Mutual Fund Management, Inc. shall cease to be the administrator of the Borrower or Baring International Investment (Far East) Ltd. shall cease to be the investment manager of the Borrower; or (h) there shall be a transfer or disposal of all or a substantial part of the Borrower's assets whether by one or a series of transactions, related or not, except for fair value and in the ordinary course of business; or (i) the Borrower shall consolidate or amalgamate with, or merge with or into, another entity; or (j) a material change in the business, assets or financial condition of the Borrower which would have, in the reasonable opinion of the Bank, a material adverse effect on the Borrower's ability to perform any material obligation under this letter agreement;

then, and in any such event and at any time thereafter, if any such event shall be continuing, the Bank shall be entitled to declare, by written notice to the Borrower, all amounts outstanding hereunder including the Eurodollar Grid Note evidencing the same to be immediately due and payable, whereupon the same shall become so payable together with interest accrued thereon and all other amounts payable hereunder.

COSTS:
-----

All reasonable costs and expenses of the Bank in connection with the preparation, execution, and delivery of this letter agreement, the Eurodollar Grid Note, ancillary documents, waivers, consents and amendments (including fees and expenses for the Bank's counsel) shall be paid by the Borrower. All reasonable costs and expenses of the Bank with respect to the preservation and enforcement of its rights hereunder and under the Eurodollar Grid Note shall be paid by the Borrower.

CHANGE IN CIRCUMSTANCES:
-----------------------

In the event that a determination is made by the Bank in its sole discretion that reserves must be maintained with any Federal authority whatsoever or otherwise pursuant to any Regulation of the Board of Governors of the Federal Reserve System or otherwise, in connection with the Advances hereunder or the funding thereof, the Borrower agrees to pay and hold the Bank harmless from and against the cost of acquiring and/or maintaining any such reserves.

In the event that a determination is made by the Bank in its sole discretion that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations to the Borrower or of any Advance to the Borrower evidenced hereby to a level below that which the Bank could have achieved but for such adoption, change or compliance, the Borrower promises to pay on demand to the Bank such additional amount or amounts as will

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                                                              [GRAPHIC]


compensate the Bank for such reduction. A certificate of the Bank as to the amount required to be paid by the Borrower under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

If at any time the Bank determines that it is or will become unlawful or contrary to any directive of any agency of any country or state for it to make, fund or allow to remain outstanding any Advance or any part thereof, to carry out all or any of its other obligations under this letter agreement and /or to charge or receive interest at the rate applicable or which would be applicable to any Advance hereunder, then the Bank shall so notify the Borrower, and the Borrower shall prepay all Advances then outstanding together with accrued interest thereon and any other sum then due to the Bank under this letter agreement on such date and to such extent the Bank shall certify to be necessary to comply with the relevant law or directive.

The Borrower agrees to pay any amounts due to the Bank under the terms and conditions of the foregoing three paragraphs promptly on demand after appropriate notice is delivered by the Bank to the Borrower.

ADDITIONAL DEFINITIONS:
----------------------

"Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"London Business Day" means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law to close in London, England.

"Margin" (a) if the aggregate amount of outstanding Advances is less than or equal to ten percent (10%) of the Borrower's total assets, the "Margin" shall be equal to five-tenths of one percent (.50%) or fifty basis points (50 bps) per annum;

     (b) if the aggregate amount of outstanding Advances is greater than ten percent (10%) but less than or equal to fifteen percent (15%) of the Borrowers total assets, the "Margin" shall be equal to five-tenths of one percent (.50%) or fifty basis points (50 bps) per annum in respect of the aggregate amount of all Advances outstanding up to and including such ten percent (10%) level and seventy-five one-hundredths of one percent (.75%) or seventy-five basis points (75 bps) in respect of the aggregate amount of all Advances outstanding in excess of such ten percent (10%) level; and

     (c) if the aggregate amount of outstanding Advances is greater than fifteen percent (15%) but less than or equal to twenty-five percent (25%) of the Borrower's total assets, the "Margin" shall be equal to five-tenths of one percent (.50%) or fifty basis points (50 bps) per annum in respect of the aggregate amount of all Advances outstanding up to and including such ten percent (10%) level, seventy-five one-hundredths of one percent (.75%) or seventy-five basis

                                                              [GRAPHIC]


points (75 bps) in respect of the aggregate amount of all Advances outstanding in excess of such ten percent (10%) level up to and including such fifteen percent (15%) level and one percent (1%) or one hundred basis points (100 bps) in respect of the aggregate amount of all Advances outstanding in excess of such fifteen percent (15%) level.

"New York Business Day" means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law to close in the City of New York in the United States.

GOVERNING LAW:
-------------

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

If you are in agreement with the foregoing terms and conditions, please so indicate by signing the copy of this letter agreement enclosed for such purpose and returning the same to us.

We thank you for the opportunity to be of service and remain,


                              Very truly yours,

                              Deutsche Bank AG
                              New York Branch/
                              Cayman Islands Branch

             /s/ Kunduck Moon                      /s/ Christopher C. Sharp

             Kunduck Moon                          Christopher C. Sharp
             Director                              Assistant Vice President


Acknowledged and agreed as of this 27th day of October, 1993:


The Asia Pacific Fund, Inc.



By: /s/ Susan Cote
   ------------------------------------
   Name: SUSAN COTE
   Title: TREASURER

Deutsche Bank                           [GRAPHIC]      Eurodollar Grid Note




US$ 45,000,000.00
   --------------------------                     ------------------------------



     FOR VALUE RECEIVED, the undersigned promises to pay to the order of Deutsche Bank AG ("the Bank"), Cayman Islands Branch in lawful money of the United States of America and in immediately available funds the principal amount of FORTY FIVE MILLION UNITED STATES DOLLARS (US $45,000,000) or, if less, the
   ----------------------------------------      ----------
unpaid principal amount of all Eurodollar loans made by the Bank's Cayman Islands Branch from time to time, at the principal office of Deutsche Bank AG, New York Branch, New York, New York, on the dates endorsed on the Schedule ("the Grid") attached hereto.

     The undersigned also promises to pay interest on the unpaid principal amounts made available by the Bank hereunder prior to maturity at the rates per annum set forth on the Grid. The undersigned hereby promises to pay the Bank interest, payable upon demand, on any amount of principal remaining unpaid hereunder after maturity (whether by acceleration or otherwise) until paid in full at a rate per annum equal to 1 percent above the Bank's Prime Lending Rate. "Prime Lending Rate" shall mean the rate announced by the Bank from time to time as its prime lending rate for unsecured commercial loans within the United States; any change in the interest rate resulting from a change in the Prime Lending Rate shall be effective on the effective date of each change in the Prime Lending Rate announced by the Bank. Interest shall be computed for the exact number of days elapsed on the bank basis of a year of 365 days. Interest shall commence to accrue on the date of each Eurodollar loan and be payable in lawful money of the United States of America at the office of the Bank listed above on each such loan's maturity date stated on the Grid (unless such loan has a maturity greater than three months in which event interest shall also be payable quarterly in arrears commencing on the last business day of the calendar quarter next following the date of such loan). The undersigned authorizes the Bank to debit its account with the Bank's New York Branch with respect to all payments hereon.

     At the time of the making of any Eurodollar loan hereunder and upon each repayment of principal the Bank shall, and is hereby authorized to, make a notation on the Grid of the date and the amount and maturity of each such Eurodollar loan, the interest rate applicable thereto, and each principal repayment. However, the failure to make any such notation shall not limit or otherwise affect the undersigned's obligations hereunder with respect to any such Eurodollar loan or repayment of principal. Although this Eurodollar Grid
Note is dated the date of issue, interest in respect hereof shall be payable only for the period during which the Eurodollar loans evidenced hereby are outstanding and, although the stated amount hereof may be higher, this Eurodollar Grid Note shall be enforceable, with respect to the undersigned's obligation to pay the principal amount hereof and interest hereon, only to the extent of the unpaid principal amount of Eurodollar loans and accrued and unpaid interest evidenced hereby.

     The term "Liabilities" shall include the liability evidenced by this Eurodollar Grid Note.

Upon any Event of Default (as defined in the letter agreement to which this Eurodollar Grid Note is attached, THEN AND IN ANY SUCH EVENT, the Bank in its dscretion may, by written notice to the undersigned, declare the principal of and any accrued interest on all Liabilities to be, whereupon the same shall become, forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the undersigned.

     In the case of any non-payment when due of any Liabilities, the undersigned shall pay all costs and expenses of every kind for collection, including all attorneys' fees.

     In the event that a determination is made by the Bank in its sole discretion that reserves must be maintained with any Federal Reserve Bank of the United States, with any other governmental authority whatsoever or otherwise pursuant to any Regulation of the Board of Governors of the Federal Reserve System or otherwise, in connection with the Eurodollar loans evidenced hereby or the funding thereof, the undersigned agrees to pay and hold the Bank harmless from and against the cost of acquiring and/or maintaining any such reserves. If any principal payment hereunder is made for any reason whatsoever on a date other than the maturity date, the undersigned (i) shall pay interest accrued thereon and (ii) shall on demand indemnify the Bank against all costs suffered by it in liquidating orotherwise employing deposits acquired to fund such loans until the stated maturity. A certificate of the Bank as to the amount required to be paid by the undersigned under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

     In the event that a determination is made by the Bank in its sole discretion that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations to the undersigned or of the loans to the undersigned evidenced hereby to a level below that which the Bank could have achieved but for such adoption, change, or compliance, the undersigned promises to pay on demand to the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank as to the amount required to be paid by the undersigned under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

     No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers and rights of the Bank specified herein are in addition to those otherwise created. This Eurodollar Grid Note and the rights and obligations of the Bank and of the undersigned hereunder shall be governed by and construed in accordance with the law of the State of New York.



                                     The Asia Pacific Fund, Inc.
                               Name: C/O Prudential Mutual Fund Management
                                    --------------------------------------------


                               Address:  One Seaport Plaza
                                       -----------------------------------------

                                         New York, New York 10292
                                       -----------------------------------------

                                  Attn:  Susan Cote Senior Vice President
                                       -----------------------------------------

                          Signature(s): /s/ Susan Cote
                                       -----------------------------------------


         (Respective) Title(s), if any: TREASURER, The Asia Pacific Fund
                                       -----------------------------------------

                        [LETTERHEAD OF DEUTSCHE BANK]



The Asia Pacific Fund, Inc.               March 10, 1994
c/o Prudential Mutual Fund Management     Dept.: LEX/VG
One Seaport Plaza                         Ref.: FIN
New York, New York 10292                  Tel.: (212) 474-8102

Attention:  Susan Cote
            Senior Vice President

Re: First Amendment to the Letter Agreement dated October 26, 1993 (the "Agreement").
--------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is made to the above-captioned Agreement. Unless otherwise defined herein, terms defined therein are used with the same respective meanings herein.

The Bank is pleased to inform the Borrower that it has increased the aggregate principal amount of Advances that the Bank will consider making to the Borrower, on an uncommitted and case-by-case basis, from Forty-Five Million United States Dollars (US$45,000,000) to Seventy Million United States Dollars
(US$70,000,000).

In addition, the Bank and the Borrower agree to further amend the Agreement as follows:

(1) The definition of "Margin" in the section entitled "Additional Definitions" shall be deleted and in its place the following definition shall be inserted:

     "Margin" (a) if the aggregate amount of outstanding Advances is less than or equal to Eighteen Million United States Dollars (US$18,000,000), the "Margin" shall be equal to five-tenths of one percent (.50%) or fifty basis points (50 bps) per annum;

          (b) if the aggregate amount of outstanding Advances is greater than Eighteen Million United States Dollars (US$18,000,000) but less than or equal to Twenty-Seven Million United States Dollars (US$27,000,000), the "Margin" shall be equal to five-tenths of one percent (.50%) or fifty basis points (50 bps) per annum in respect of the aggregate amount of all Advances outstanding up to and including Eighteen Million United States Dollars (US$18,000,000) and seventy-five one-hundredths of one percent (.75%) or seventy-five basis points (75 bps) in respect of the aggregate amount of all Advances outstanding in excess of Eighteen Million United States Dollars (US$18,000,000) but less than or equal to Twenty-Seven Million United States Dollars (US$27,000,000);

                                                                       [GRAPHIC]

          (c) if the aggregate amount of outstanding Advances is greater than Twenty-Seven Million (US$27,000,000) but less than or equal to Seventy Million United States Dollars (US$70,000,000), the "Margin" shall be equal to five-tenths of one percent (.50%) or fifty basis points (50 bps) per annum in respect of the aggregate amount of all Advances outstanding up to and including Eighteen Million United States Dollars (US$18,000,000), seventy-five one-hundredths of one percent (.75%) or seventy-five basis points (75 bps) in respect of the aggregate amount of all Advances outstanding in excess of Eighteen Million United States Dollars up to and including Twenty-Seven Million United States Dollars ($27,000,000) and one percent (1%) or one hundred basis points (100 bps) in respect of the aggregate amount of all Advances outstanding in excess of Twenty-Seven Million United States Dollars (US$27,000,000) up to and including Seventy Million United States Dollars (US$70,000,000);

(2) In the section entitled "Affirmative Covenants", the following shall be added as a new paragraph at the end thereof:

     (h) Pan Passu: If and so long as any other Indebtedness of the Borrower is
         ---------
     secured by whatever means, the Borrower will at its expense also secure or cause to be secured any Indebtedness under this letter agreement by such means equally and ratably with all other Indebtedness thereby secured.

(3) In the section entitled "Negative Covenants", Paragraph (b) "Indebtedness"
                                                                 ------------
shall be deleted and replaced with the following:

     Indebtedness: directly or indirectly create, incur, assume, guaranty or
     ------------
     otherwise become or remain liable with respect to any Indebtedness other than the Advances hereunder, with the exception that, if the aggregate amount of all Advances outstanding hereunder is equal, to Seventy Million United States Dollars (US$70,000,000) and the Borrower's total asset value exceeds Two Hundred Eighty Million United States Dollars (US$280,000,000), then the Borrower may create or incur Indebtedness (whether on a secured or unsecured basis) with another lender for an amount equal to the difference between (a) the product of (i) twenty-five percent (25%) multiplied by (ii) the Borrower's total asset value minus (b) the aggregate principal amount of all outstanding Indebtedness incurred by the Borrower (including the Advances hereunder).

(4) In the section entitled "Negative Covenants", Paragraph (a) "Negative Pledge" shall be amended by inserting the following after the colon and before the word "pledge" in the first line thereof:

     except as expressly permitted by the terms of Paragraph (b) of the section entitled "Negative Covenants,"

                                                                       [GRAPHIC]

All Advances outstanding under the Agreement shall be evidenced by a Eurodollar Grid Note in the form of Exhibit A-1 attached hereto (the "New Eurodollar Grid Note"), which shall replace the Eurodollar Grid Note dated October 26, 1993. Present outstandings under the Eurodollar Grid Note dated October 26, 1993 shall be considered outstanding under the New Eurodollar Grid Note.

Availability of the increased amount available under this letter agreement is contingent upon the Bank's receipt of the duly signed copy of this amendment and the New Eurodollar Grid Note.

All other terms and conditions of the Agreement shall be unchanged and in full force and effect.

GOVERNING LAW:
-------------

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

If you are in agreement with the foregoing terms and conditions, please so indicate by signing the copy of this letter agreement together with the New Eurodollar Grid Note and returning the same to us.

We thank you for the opportunity to be of service and remain,


                            Very truly yours,

                            Deutsche Bank AG
                            New York Branch/
                            Cayman Islands Branch


              /s/ Barry F. Perhac        /s/ Elizabeth Zieglmeier
              Barry F. Perhac            Elizabeth Zieglmeier
              Vice President             Vice President

Acknowledged and agreed as of this 10th day of March, 1994:

The Asia Pacific Fund, Inc.


By: /s/ Susan Cote
    ------------------
    Name: SUSAN COTE
    Title: TREASURER

                                                                     EXHIBIT A-1
                                                                     -----------

Deutsche Bank                      [GRAPHIC]         Eurodollar Grid Note

US$ 70,000,000.00                                      March 10, 1994
   -----------------                                 ---------------------------

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of Deutsche Bank AG (the "Bank"), Cayman Islands Branch in lawful money of the United States of America and in immediately available funds the principal amount of SEVENTY MILLION UNITED STATES DOLLARS----------------------- (US$70,000,000) or, if less, the unpaid principal amount of all Eurodollar loans made by the Bank's Cayman Islands Branch from time to time, at the principal office of Deutsche Bank AG, New York Branch, New York, New York, on the dates endorsed on the Schedule (the "Grid") attached hereto.

     The undersigned also promises to pay interest on the unpaid principal amounts made available by the Bank hereunder prior to maturity at the rates per annum set forth on the Grid. The undersigned hereby promises to pay the Bank interest, payable upon demand, on any amount of principal remaining unpaid hereunder after maturity (whether by acceleration or otherwise) until paid in full at a rate per annum equal to 1 percent above the Bank's Prime Lending Rate. "Prime Lending Rate" shall mean the rate announced by the Bank from time to time as its prime lending rate for unsecured commercial loans within the United States; any change in the interest rate resulting from a change in the Prime Lending Rate shall be effective on the effective date of each change in the Prime Lending Rate announced by the Bank. Interest shall be computed for the exact number of days elapsed on the bank basis of a year of 365 days. Interest shall commence to accrue on the date of each Eurodollar loan and be payable in lawful money of the United States of America at the office of the Bank listed above on each such loans maturity date stated on the Grid (unless such loan has a maturity greater than three months in which event interest shall also be payable quarterly in arrears commencing on the last business day of the calendar quarter next following the date of such loan). The undersigned authorizes the Bank to debit its account with the Bank's New York Branch with respect to all payments hereon.

     At the time of the making of any Eurodollar loan hereunder and upon each repayment of principal the Bank shall, and is hereby authorized to, make a notation on the Grid of the date and the amount and maturity of each such Eurodollar loan, the interest rate applicable thereto, and each principal repayment. However, the failure to make any such notation shall not limit or otherwise affect the undersigned's obligations hereunder with respect to any such Eurodollar loan or repayment of principal. Although this Eurodollar Grid
Note is dated the date of issue, interest in respect hereof shall be payable only for the period during which the Eurodollar loans evidenced hereby are outstanding and, although the stated amount hereof may be higher, this Eurodollar Grid Note shall be enforceable, with respect to the undersigned's obligation to pay the principal amount hereof and interest hereon, only to the extent of the unpaid principal amount of Eurodollar loans and accrued and unpaid interest evidenced hereby.

     The term "Liabilities" shall include the liability evidenced by this Eurodollar Grid Note

Upon any Event of Default (as defined in the letter agreement to which this Eurodollar Grid Note is attached, THEN AND IN ANY SUCH EVENT, the Bank in its discretion may, by written notice to the undersigned, declare the principal of and any accrued interest on all Liabilities to be, whereupon the same shall become, forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the undersigned.

     In the case of any non-payment when due of any Liabilities, the undersigned shall pay all costs and expenses of every kind for collection, including all attorney's fees.

     In the event that a determination is made by the Bank in its sole discretion that reserves must be maintained with any Federal Reserve Bank of the United States, with any other governmental authority whatsoever or otherwise pursuant to any Regulation of the Board of Governors of the Federal Reserve System or otherwise, in connection with the Eurodollar loans evidenced hereby or the funding thereof, the undersigned agrees to pay and hold the Bank harmless from and against the cost of acquiring and/or maintaining any such reserves. If any principal payment hereunder is made for any reason whatsoever on a date other than the maturity date, the undersigned (i) shall pay interest accrued thereon and (ii) shall on demand indemnify the Bank against all costs suffered by it in liquidating or otherwise employing deposits acquired to fund such loans until the stated maturity. A certificate of the Bank as to the amount required to be paid by the undersigned under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

     In the event that a determination is made by the Bank in its sole discretion that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations to the undersigned or of the loans to the undersigned evidenced hereby to a level below that which the Bank could have achieved but for such adoption, change, or compliance, the undersigned promises to pay on demand to the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank as to the amount required to be paid by the undersigned under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

     No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers and rights of the Bank specified herein are in addition to those otherwise created. This Eurodollar Grid Note and the rights and obligations of the Bank and of the undersigned hereunder shall be governed by and construed in accordance with the law of the State of New York.



                                   Name:  THE ASIA PACIFIC FUND, INC.
                                        ----------------------------------------
                                          c/o Prudential Mutual Fund Management

                                Address:  One Seaport Plaza
                                        ----------------------------------------

                                          New York, New York  10292
                                        ----------------------------------------

                                   Attn:  Susan Cote
                                        ----------------------------------------
                                          Senior Vice President

                           Signature(s):  /s/ Susan Cote
                                        ----------------------------------------

          (Respective) Title(s), if any:  Senior Vice President
                                        ----------------------------------------

                          LOAN AND REPAYMENT SCHEDULE

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                      Amount of     Unpaid
         Amount       Principal    Principal     Maturity    Interest   Notation
Date     of Loan      Repayment     Balance        Date        Rate      Made by
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


                     SECOND AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------

     SECOND AMENDMENT (the "Amendment"), dated as of July 31, 1996, among THE ASIA PACIFIC FUND, INC. (the "Borrower") and DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCH (the "Bank"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Borrower and the Bank are parties to a Letter Agreement dated as of October 26, 1993 (as amended to date, the "Agreement");

     WHEREAS, the parties hereto wish to further amend the Letter Agreement as herein provided;

     NOW, THEREFORE, it is agreed:

     1. The definition of "Margin" is hereby deleted in its entirety and replaced with the following new definition of "Margin":

     "Margin" (a) if the aggregate amount of outstanding Advances is less than or equal to Twenty Million United States Dollars (US$20,000,000), the "Margin" shall be equal to twenty-six one-hundredths of one percent (.26%) or twenty-six basis points (26.0 bps) per annum;

          (b) if the aggregate amount of outstanding Advances is greater than Twenty Million United States Dollars (US$20,000,000) but less than or equal to Forty Million United States Dollars (US$40,000,000), the "Margin" shall be equal to twenty-six one-hundredths of one percent (.26%) or twenty-six basis points (26.0 bps) per annum in respect of the aggregate amount of all Advances outstanding up to and including Twenty Million United States Dollars (US$20,000,000) and thirty-six one-hundredths of one percent (.36%) or thirty-six basis points (36.0 bps) per annum in respect of the aggregate amount of all Advances outstanding in excess of Twenty Million United States Dollars (US$20,000,000) but less than or equal to Forty Million United States Dollars (US$40,000,000);

          (c) if the aggregate amount of outstanding Advances is greater than Forty Million United States Dollars (US$40,000,000) but less than or equal to Seventy Million United States Dollars (US$70,000,000), the Margin shall be equal to twenty-six one-hundredths of one percent (.26%) or twenty-six basis points (26.0 bps) per annum in respect of the aggregate amount of all Advances outstanding up to and including Twenty Million United States Dollars (US$20,000,000), thirty-six one-hundredths of one percent (.36%) or thirty-six basis points (36.0 bps) in respect of the aggregate amount of all Advances outstanding in excess of Twenty Million United States Dollars (US$20,000,000) up to and including Forty Million United States Dollars (US$40,000,000) and fifty-five one-hundredths of one percent (.55%) or fifty-five basis points (55.0 bps) in respect of the aggregate amount of all Advances outstanding in excess of Forty Million United States Dollars (US$40,000,000) up to and including Seventy Million United States Dollars (US$70,000,000).

     2. In order to induce the Bank to enter into this Amendment, the Borrower
(x) represents and warrants that no Default or Event of Default exists on the Second Amendment Effective Date (as defined below) after giving effect to this Amendment and (y) makes each of the representations, warranties and agreements contained in the Letter Agreement on the Second Amendment Effective Date after giving effect to this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such date).

     3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Letter Agreement.

     4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Bank.

     5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     6. This Amendment shall become effective on the date (the "Second Amendment Effective Date") which (i) each of the Borrower and the Bank shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Bank.

     7. From and after the Second Amendment Effective Date, all references in the Letter Agreement shall be deemed to be references to such Letter Agreement as amended hereby.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                        THE ASIA PACIFIC FUND, INC.

                                        By /s/ Robert F. Gunia
                                          -----------------------------
                                          Name:  Robert F. Gunia
                                          Title:  Vice President and Director

                                        DEUTSHCE BANK AG, NEW YORK
                                          AND/OR CAYMAN ISLANDS
                                          BRANCH

                                        By /s/ Nicole Holzapfel
                                          ------------------------------------
                                          Title:  Nicole Holzapfel
                                                  Associate

                                        By /s/ Aaron Dorr
                                          ------------------------------------
                                          Title:  Aaron Dorr
                                                  Associate





                                       3